EXHIBIT 99.1

BlackLine Announces Third Quarter Financial Results

LOS ANGELES, Nov. 02, 2023 (GLOBE NEWSWIRE) -- BlackLine, Inc. (Nasdaq: BL), today announced financial results for the third quarter ended September 30, 2023.

“This was a busy quarter for BlackLine marked by solid financial results and progress against key initiatives,” said Owen Ryan, co-CEO of BlackLine. “While our work is far from complete, we are confident that the steps we are taking will drive a higher level of execution across the organization and deepen our relationships with customers and partners across the globe.”

“BlackLine is uniquely positioned to inspire, power and guide digital finance transformation,” said Therese Tucker, co-CEO of BlackLine. “We firmly believe that our relentless focus on customer success combined with innovative and automated solutions, positions us as the ideal partner for the Office of the CFO.”

Third Quarter 2023 Financial Highlights

  Total GAAP revenues of $150.7 million, an increase of 12% compared to the third quarter of 2022.
  GAAP net income attributable to BlackLine of $11.9 million, or $0.19 per diluted share compared to GAAP net loss attributable to BlackLine of $20.0 million or $(0.34) per diluted share in the third quarter of 2022.
  Non-GAAP net income attributable to BlackLine of $37.9 million or $0.51 per diluted share compared to non-GAAP net income attributable to BlackLine of $15.1 million or $0.21 per diluted share in the third quarter of 2022.
  Operating cash flow of $37.0 million, compared to $24.2 million in the third quarter of 2022.
  Free cash flow of $31.4 million, compared to $16.6 million in the third quarter of 2022.

Third Quarter Key Metrics and Recent Business Highlights

  Added 89 net new customers in the third quarter for a total of 4,368 customers at September 30, 2023.
  Expanded the company’s user base to 381,892 users at September 30, 2023.
  Achieved a dollar-based net revenue retention rate of 105% at September 30, 2023.
  Received Tech Cares Award from Trust Radius for the fourth consecutive year.
  Hosted BlackLine's annual customer conference, BeyondTheBlack, unveiling new innovations including: Consolidation, Electronic Invoicing Presentment and Payments (EIPP) for Accounts Receivable Automation, and AI-Enabled Intercompany Predictive Guidance.
  Announced expanded connectivity and unification with Microsoft's Ecosystem through an enhanced D365 connector and Teams integration.

The financial results included in this press release are preliminary and pending final review. Financial results will not be final until BlackLine files its Quarterly Report on Form 10-Q for the period. Information about BlackLine’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

Financial Outlook

Fourth Quarter 2023

  Total GAAP revenue is expected to be in the range of $153 million to $155 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $39 million to $43 million, or $0.52 to $0.58 per share on 74.6 million diluted weighted average shares outstanding.

Full Year 2023

  Total GAAP revenue is expected to be in the range of $587.5 million to $589.5 million.
  Non-GAAP net income attributable to BlackLine is expected to be in the range of $133 million to $137 million, or $1.79 to $1.84 per share on 74.4 million diluted weighted average shares outstanding.

Guidance for non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share does not include the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of acquired intangible assets, stock-based compensation, the amortization of debt issuance costs, the change in fair value of contingent consideration, transaction-related costs, and the adjustment to the value of the redeemable non-controlling interest to the redemption amount. Reconciliations of non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share guidance to the most directly comparable U.S. GAAP measures, or net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net income attributable to BlackLine and non-GAAP net income attributable to BlackLine per share. The company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net income (loss) attributable to BlackLine and net income (loss) attributable to BlackLine per share.

Quarterly Conference Call

BlackLine will hold a conference call to discuss its third quarter results at 2:00 p.m. Pacific time on Thursday, November 2, 2023. A live audio webcast will be accessible on BlackLine’s investor relations website at https://investors.blackline.com. Participants can pre-register for the conference call. A replay of the webcast will be available at https://investors.blackline.com for 12 months. BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine
Companies come to BlackLine (Nasdaq: BL) because their traditional manual accounting and finance processes are not sustainable. BlackLine’s market-leading cloud platform and customer service help companies move to modern accounting by unifying their data and processes, automating repetitive work, and driving accountability through visibility. BlackLine provides solutions to manage and automate financial close and consolidation, accounts receivable, and intercompany accounting processes – inspiring, powering, and guiding large enterprises and midsize businesses on their digital finance transformation journeys.

More than 4,300 customers trust BlackLine to help them close faster with complete and accurate results. The company is the pioneer of the cloud financial close market and is recognized as the leader by customers at leading end-user review sites including G2 and TrustRadius. BlackLine is a global company with operations in major business centers including Los Angeles, New York, the San Francisco Bay area, London, Paris, Frankfurt, Tokyo, Singapore, and Sydney.

For more information, please visit blackline.com.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance for the fourth quarter and full year of 2023, the impact of progress against certain key initiatives, our expectations for our business, including the demand environment, BlackLine’s addressable market, market position and pipeline, our international growth, and our relationships with our customers and partners, including opportunities to expand those relationships.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties. If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to risks related to the company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements or increase the number of users; the impact of current and future economic uncertainty and other unfavorable conditions in the company's industry or the global economy, the company’s ability to manage growth and scale effectively, including entry into new geographies; the company’s ability to provide successful enhancements, new features and modifications to its software solutions; the company’s ability to develop new products and software solutions and the success of any new product and service introductions; the company's ability to effectively incorporate artificial intelligence and machine learning technologies (AI/ML) into its platform and business and the potential reputational harm or legal liability that may result from the use of AI/ML solutions and features; the success of the company’s strategic relationships with technology vendors and business process outsourcers, channel partners and alliance partners; any breaches of the company’s security measures; a disruption in the company’s hosting network infrastructure; costs and reputational harm that could result from defects in the company’s solution; the loss of any key employees; continued strong demand for the company’s software in the United States, Europe, Asia Pacific and Latin America; the company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; including competitors' ability to incorporate AI/ML into products and offerings more quickly or successfully; changes in the proportion of the company’s customer base that is comprised of enterprise or mid-sized organizations; the company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces and their performance and productivity; fluctuations in our financial results due to long and increasingly variable sales cycles, failure to protect the company’s intellectual property; the company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable and uncertain macro and regional economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters including the effects of climate change; the impact of any determination of deficiencies or weaknesses in our internal controls and processes; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 23, 2023, and our subsequent Quarterly Reports on Form 10-Q. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. All of the information in this press release is subject to completion of our quarterly review process.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on November 2, 2023 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP income (loss) from operations, (iv) non-GAAP net income (loss) attributable to BlackLine, Inc. (v) diluted non-GAAP net income (loss) attributable to BlackLine, Inc. per share, and (v) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP revenues less GAAP cost of revenue adjusted for the amortization of acquired developed technology, transaction-related costs (including, but not limited to, accounting, legal, and advisory fees related to the transaction, as well as transaction-related retention bonuses), and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses. Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense. Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of intangible assets, stock-based compensation, transaction-related costs and impairment of cloud computing implementation costs. Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation and transaction-related costs. Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs and impairment of cloud computing implementation costs. BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain cash and non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Income (Loss) from Operations. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations adjusted for the amortization of intangible assets, stock-based compensation, the change in fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, impairment of cloud computing implementation costs and restructuring costs. The company believes that presenting non-GAAP income (loss) from operations is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Income (Loss) Attributable to BlackLine and Diluted Non-GAAP Net Income (Loss) Attributable to BlackLine, Inc. Per Share. Non-GAAP net income (loss) attributable to BlackLine is defined as GAAP net income (loss) attributable to BlackLine adjusted for the impact of the provision for (benefit from) income taxes related to acquisitions, amortization of intangible assets, stock-based compensation, the amortization of debt issuance costs from our convertible notes, the change in the fair value of contingent consideration, transaction-related costs, legal settlement gains or costs, impairment of cloud computing implementation costs, restructuring costs, the adjustment to the value of the redeemable non-controlling interest to the redemption amount, and loss on extinguishment of convertible senior notes. Diluted non-GAAP net income attributable to BlackLine, Inc. per share includes the adjustment for shares resulting from the elimination of stock-based compensation. The Company believes that presenting non-GAAP net income (loss) attributable to BlackLine is useful to investors as it eliminates the impact of items that have been impacted by the company’s acquisitions and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used to purchase property and equipment, financed and otherwise, capitalized software development, and intangible assets. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the company’s liquidity used by management to evaluate the amount of cash generated by the company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on November 2, 2023 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions. These operating metrics exclude the impact of certain Runbook licensed customers and users who are on perpetual license agreements and did not have an active subscription agreement with BlackLine as of September 30, 2023.

Dollar-based Net Revenue Retention Rate. Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period. Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement. BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as a company that contributes to our subscription and support revenue as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. In an instance where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer. BlackLine believes that its ability to expand its customer base is an indicator of the company’s market penetration and the growth of its business.

Number of Users. Historically, BlackLine’s products were priced based on the number of users of its platform. Over time, the company has begun to sell an increasing number of non-user based products with fixed or transaction-based pricing. For this reason, we believe the growth in the number of total users is less correlated to the growth of the business overall.

Media Contact:
Kimberly Uberti
kimberly.uberti@blackline.com

Investor Relations Contact:
Matt Humphries, CFA
matt.humphries@blackline.com

BlackLine, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$236,248	$200,968
Marketable securities	925,721	874,083
Accounts receivable, net of allowances	130,477	150,858
Prepaid expenses and other current assets	26,694	23,658
Total current assets	1,319,140	1,249,567
Capitalized software development costs, net	36,899	32,070
Property and equipment, net	15,289	19,811
Intangible assets, net	84,305	90,864
Goodwill	448,987	443,861
Operating lease right-of-use assets	19,937	14,708
Other assets	91,578	92,775
Total assets	$2,016,135	$1,943,656

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,802	$14,964
Accrued expenses and other current liabilities	61,352	58,600
Deferred revenue, current	277,804	279,325
Finance lease liabilities, current	930	989
Operating lease liabilities, current	4,065	5,943
Convertible senior notes, net, current	248,904	—
Contingent consideration, current	8,000	8,000
Total current liabilities	605,857	367,821
Finance lease liabilities, noncurrent	109	785
Operating lease liabilities, noncurrent	16,399	9,292
Convertible senior notes, net, noncurrent	1,139,539	1,384,306
Contingent consideration, noncurrent	—	33,549
Deferred tax liabilities, net	6,022	5,568
Deferred revenue, noncurrent	697	343
Other long-term liabilities	3,975	6,229
Total liabilities	1,772,598	1,807,893
Commitments and contingencies
Redeemable non-controlling interest	27,806	23,895
Stockholders' equity:
Common stock	613	600
Additional paid-in capital	455,038	385,709
Accumulated other comprehensive loss	(1,159)	(1,472)
Accumulated deficit	(238,761)	(272,969)
Total stockholders' equity	215,731	111,868
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$2,016,135	$1,943,656

BlackLine, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues
Subscription and support	$142,054	$126,081	$408,361	$360,289
Professional services	8,654	8,187	25,905	22,692
Total revenues	150,708	134,268	434,266	382,981
Cost of revenues
Subscription and support	30,793	25,544	89,935	75,495
Professional services	6,001	6,882	19,246	20,527
Total cost of revenues	36,794	32,426	109,181	96,022
Gross profit	113,914	101,842	325,085	286,959
Operating expenses
Sales and marketing	61,576	64,540	186,256	190,567
Research and development	26,722	27,721	80,629	80,871
General and administrative	18,026	31,000	46,854	74,997
Restructuring costs	8,664	—	9,813	—
Total operating expenses	114,988	123,261	323,552	346,435
Income (loss) from operations	(1,074)	(21,419)	1,533	(59,476)
Other income (expense)
Interest income	14,030	4,387	37,237	6,620
Interest expense	(1,489)	(1,482)	(4,414)	(4,386)
Other income, net	12,541	2,905	32,823	2,234
Income (loss) before income taxes	11,467	(18,514)	34,356	(57,242)
Provision for (benefit from) income taxes	(2,005)	474	(451)	(12,852)
Net income (loss)	13,472	(18,988)	34,807	(44,390)
Net income (loss) attributable to redeemable non-controlling interest	194	(344)	599	(468)
Adjustment attributable to redeemable non-controlling interest	1,355	1,375	3,444	(3,227)
Net income (loss) attributable to BlackLine, Inc.	$11,923	$(20,019)	$30,764	$(40,695)
Basic net income (loss) per share attributable to BlackLine, Inc.	$0.20	$(0.34)	$0.51	$(0.68)
Shares used to calculate basic net income (loss) per share	61,101	59,695	60,666	59,422
Diluted net income (loss) per share attributable to BlackLine, Inc.	$0.19	$(0.34)	$0.49	$(0.68)
Shares used to calculate diluted net income (loss) per share	72,102	59,695	71,902	59,422

BlackLine, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net income (loss) attributable to BlackLine, Inc.	$11,923	$(20,019)	$30,764	$(40,695)
Net income (loss) and adjustment attributable to redeemable non-controlling interest	1,549	1,031	4,043	(3,695)
Net income (loss)	13,472	(18,988)	34,807	(44,390)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,924	11,180	37,274	30,986
Change in fair value of contingent consideration	(11,120)	1,745	(33,549)	(14,113)
Amortization of debt issuance costs	1,396	1,389	4,137	4,119
Stock-based compensation	20,079	20,899	60,465	57,410
Noncash lease expense	1,533	1,325	4,725	4,186
Accretion of purchase discounts on marketable securities, net	(9,231)	(2,762)	(24,999)	(3,326)
Net foreign currency (gains) losses	(20)	(637)	882	(1,463)
Deferred income taxes	(1,754)	(266)	(1,806)	(14,695)
Provision for (benefit from) credit losses	2	4	(17)	85
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	(256)	12,152	20,445	18,321
Prepaid expenses and other current assets	1,806	(1,271)	(2,150)	2,239
Other assets	957	(1,157)	1,352	(6,355)
Accounts payable	(3,363)	(8,698)	(9,445)	(4,571)
Accrued expenses and other current liabilities	14,414	10,773	1,187	(612)
Deferred revenue	(2,290)	(1,658)	(1,265)	2,548
Operating lease liabilities	(1,723)	(1,223)	(5,235)	(5,329)
Lease incentive receipts	—	162	240	653
Other long-term liabilities	200	1,207	(2,604)	4,566
Net cash provided by operating activities	37,026	24,176	84,444	30,259
Cash flows from investing activities
Purchases of marketable securities	(257,345)	(372,059)	(982,465)	(1,171,808)
Proceeds from maturities of marketable securities	263,000	338,500	956,300	975,750
Capitalized software development costs	(4,519)	(5,186)	(16,837)	(14,952)
Purchases of property and equipment	(1,098)	(2,439)	(3,927)	(9,742)
Acquisition, net of cash acquired	(11,367)	—	(11,367)	(157,738)
Net cash used in investing activities	(11,329)	(41,184)	(58,296)	(378,490)
Cash flows from financing activities
Principal payments under finance lease obligations	(250)	(185)	(735)	(380)
Proceeds from exercises of stock options	7,067	1,249	18,987	3,669
Proceeds from employee stock purchase plan	—	—	5,291	4,466
Acquisition of common stock for tax withholding obligations	(722)	(1,864)	(14,144)	(7,866)
Financed purchases of property and equipment	—	—	—	(84)
Net cash provided by (used in) financing activities	6,095	(800)	9,399	(195)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(64)	(146)	(271)	(833)
Net increase (decrease) in cash, cash equivalents, and restricted cash	31,728	(17,954)	35,276	(349,259)
Cash, cash equivalents, and restricted cash, beginning of period	204,755	208,686	201,207	539,991
Cash, cash equivalents, and restricted cash, end of period	$236,483	$190,732	$236,483	$190,732

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$236,248	$190,514	$236,248	$190,514
Restricted cash included within other assets at end of period	235	218	235	218
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$236,483	$190,732	$236,483	$190,732

BlackLine, Inc.
Reconciliations of Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Non-GAAP Gross Profit:
Gross profit	$113,914	$101,842	$325,085	$286,959
Amortization of acquired developed technology	3,090	3,011	9,019	8,305
Stock-based compensation(1)	3,249	2,346	9,319	6,309
Transaction-related costs	(41)	352	346	998
Total non-GAAP gross profit	$120,212	$107,551	$343,769	$302,571
Gross margin	75.6%	75.8%	74.9%	74.9%
Non-GAAP gross margin	79.8%	80.1%	79.2%	79.0%

Non-GAAP Operating Income:
Operating income (loss)	$(1,074)	$(21,419)	$1,533	$(59,476)
Amortization of intangible assets	5,140	5,182	15,359	14,550
Stock-based compensation(1)	20,633	20,899	61,967	57,410
Change in fair value of contingent consideration	(11,120)	1,745	(33,549)	(14,113)
Transaction-related costs	1,823	3,272	3,832	13,981
Legal settlement costs	—	1,019	—	1,709
Restructuring costs	8,664	—	9,813	—
Total non-GAAP operating income	$24,066	$10,698	$58,955	$14,061

Non-GAAP Net Income Attributable to BlackLine, Inc.:
Net income (loss) attributable to BlackLine, Inc.	$11,923	$(20,019)	$30,764	$(40,695)
Provision for (benefit from) income taxes	(1,827)	299	(1,722)	(12,692)
Amortization of intangible assets	5,140	5,182	15,359	14,550
Stock-based compensation(1)	20,503	20,802	61,607	57,159
Amortization of debt issuance costs	1,396	1,389	4,137	4,119
Change in fair value of contingent consideration	(11,120)	1,745	(33,549)	(14,113)
Transaction-related costs	1,823	3,272	3,832	13,981
Legal settlement costs	—	1,019	—	1,709
Restructuring costs	8,664	—	9,813	—
Adjustment to redeemable non-controlling interest	1,355	1,375	3,444	(3,227)
Total non-GAAP net income attributable to BlackLine, Inc.	$37,857	$15,064	$93,685	$20,791

Basic non-GAAP net income attributable to BlackLine, Inc. per share:
Basic non-GAAP net income attributable to BlackLine, Inc. per share	$0.62	$0.25	$1.54	$0.35
Shares used to calculate basic non-GAAP net income per share	61,101	59,695	60,666	59,422

Diluted non-GAAP net income attributable to BlackLine, Inc.
Diluted non-GAAP net income attributable to BlackLine, Inc. per share	$0.51	$0.21	$1.26	$0.29
Shares used to calculate diluted non-GAAP net income per share	74,562	73,312	74,307	72,872

(1) Beginning in 2023, includes amortization related to stock-based compensation that was capitalized in capitalized software development costs in previous periods and totaled $0.6 million and $1.5 million for the quarter ended and nine months ended September 30, 2023, respectively.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$61,576	$64,540	$186,256	$190,567
Amortization of intangible assets	(1,705)	(1,694)	(5,040)	(4,812)
Stock-based compensation	(6,123)	(7,257)	(18,788)	(20,619)
Transaction-related costs	(96)	(714)	(287)	(2,159)
Total non-GAAP sales and marketing expense	$53,652	$54,875	$162,141	$162,977

Non-GAAP Research and Development Expense:
Research and development expense	$26,722	$27,721	$80,629	$80,871
Stock-based compensation	(3,750)	(3,847)	(11,282)	(10,554)
Transaction-related costs	(746)	(2,057)	(2,024)	(5,718)
Total non-GAAP research and development expense	$22,226	$21,817	$67,323	$64,599

Non-GAAP General and Administrative Expense:
General and administrative expense	$18,026	$31,000	$46,854	$74,997
Amortization of intangible assets	(345)	(477)	(1,300)	(1,433)
Stock-based compensation	(7,511)	(7,449)	(22,578)	(19,928)
Change in fair value of contingent consideration	11,120	(1,745)	33,549	14,113
Transaction-related costs	(1,022)	(149)	(1,175)	(5,106)
Legal settlement costs	—	(1,019)	—	(1,709)
Total non-GAAP general and administrative expense	$20,268	$20,161	$55,350	$60,934

Total Non-GAAP Operating Expenses	$96,146	$96,853	$284,814	$288,510

Free Cash Flow
Net cash provided by operating activities	$37,026	$24,176	$84,444	$30,259
Capitalized software development costs	(4,519)	(5,186)	(16,837)	(14,952)
Purchases of property and equipment	(1,098)	(2,439)	(3,927)	(9,742)
Financed purchases of property and equipment	—	—	—	(84)
Free cash flow	$31,409	$16,551	$63,680	$5,481